EXHIBIT 10.2
INTERNATIONAL GAME TECHNOLOGY
2002 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of September 29, 2006 (the “Award Date”) by and between International Game Technology, a Nevada corporation (the “Corporation”), and Thomas J. Matthews (the “Participant”).
W I T N E S S E T H
     WHEREAS, pursuant to the International Game Technology 2002 Stock Incentive Plan, as amended (the “Plan”), the Corporation hereby grants to the Participant, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.
     NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
     2. Grant. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of 71,500 restricted shares of Common Stock of the Corporation (the “Restricted Stock”).
     3. Vesting. Subject to Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 6.4 of the Plan) shall lapse, with respect to twenty percent (20%) of the total number of shares of Restricted Stock on November 9, 2007, thirty percent (30%) of the total number of shares of Restricted Stock on November 14, 2008, and fifty percent (50%) of the total number of shares of Restricted Stock on November 13, 2009 (in each case, such number of shares being subject to adjustment under Section 6.2(a) of the Plan). The Board reserves the right to accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, deems appropriate and any such acceleration shall be effective only when set forth in a written instrument executed by an officer of the Corporation.
     4. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.
     Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
     5. Dividend and Voting Rights. After the Award Date, the Participant shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 below.
     6. Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 3 hereof or Section 6.2 of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.
     7. Stock Certificates.
          (a) Book Entry Form. The Corporation shall issue the shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.
          (b) Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Participant by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:
“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and International Game Technology. A copy of such Agreement is on file in the office of the Secretary of International Game Technology.”
          (c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 hereof or Section 6.2 of the Plan and the satisfaction of any and all related tax withholding obligations pursuant to Section 10, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 10). The

Participant (or the Beneficiary or Personal Representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of shares of Common Stock in respect thereof. The shares so delivered shall no longer be restricted shares hereunder.
          (d) Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Award Agreement, the Participant shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Corporation shall not deliver any share certificates in accordance with this Agreement unless and until the Corporation shall have received such stock power executed by the Participant. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.
     8. Effect of Termination of Employment or Services.
          (a) General. Subject to Section 8(b), if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary (the date of such termination of employment or service is referred to as the Participant’s “Severance Date”), the Participant’s shares of Restricted Stock (and related Restricted Property as defined in Section 9 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 hereof or Section 6.2 of the Plan upon the Severance Date (regardless of the reason for such termination of employment or service, whether with or without cause, voluntarily or involuntarily, or due to death or disability). If the Participant is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of the employment of the Participant for purposes of this Award Agreement, unless the Participant otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event. Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the Severance Date, without any other action by the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Participant (or the Participant’s Beneficiary or Personal Representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.
          (b) Certain Terminations of Employment. Notwithstanding Section 8(a) or any other provision of this Award Agreement or the Plan, in the event that the Participant’s employment with the Corporation and its Subsidiaries is terminated by the Corporation or a Subsidiary at any time without Cause, by the Participant for Good Reason at any time following a Change in Control, due to the Participant’s death, or due to a good faith determination by the Board that the Participant has a Disability, the Restricted Stock (and any related Restricted Property) shall become fully vested and nonforfeitable as of the date of such termination of the Participant’s employment.
          For purposes of this Section 8(b), the terms “Cause,” “Change in Control” and “Disability” shall have the meanings ascribed to such terms in that certain Employment Agreement dated October 27, 2003, as amended on September 29, 2006, by and between the Corporation and the Participant (the “Employment Agreement”); and the term “Good Reason” shall mean shall mean the occurrence of any of the following: (i) without the Participant’s express written consent, a material reduction of the Participant’s duties, position or responsibilities relative to the Participant’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Participant from such duties, position and responsibilities, unless the Participant is provided with substantially comparable duties, position and responsibilities; (ii) a reduction by the Corporation of the Participant’s rate of base salary or target annual bonus opportunity as in effect immediately prior to such reduction; or (iii) any material breach of the Employment Agreement by the Corporation; provided that Good Reason shall not exist pursuant to clause (i) or (iii) above unless the Participant shall have first provided written notice to the Corporation of the circumstances that would otherwise constitute Good Reason and the Corporation shall have failed to reasonably cure such circumstances promptly (and in no event more than 30 days after) its receipt of such notice; further provided that any termination for Good Reason must be made not later than 90 days after the circumstances giving rise to such claim of Good Reason are first known to exist (or first reasonably should have been known to exist) by the Participant.
     9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 6.2(a) of the Plan, the Committee shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 6.2(a) of the Plan, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.
     10. Tax Withholding. The Corporation shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock; provided, however, that the Participant or other person in whom the Restricted Stock vests may irrevocably elect, subject to the prior approval of the Committee and such rules and procedures as may be established by the Committee, to have the Corporation withhold and reacquire the appropriate number of whole shares of Restricted Stock, valued at their then Fair Market Value, to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting at the minimum applicable withholding rates. Any election to have shares so held back and reacquired shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to the Award.
     11. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.
     12. Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.
     13. Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Participant’s rights under this Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
     14. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     15. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
     16. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.
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     IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation
By:

Print Name:

Its:

PARTICIPANT
/s/ Thomas J Matthews
Signature

Thomas J Matthews
Print Name

CONSENT OF SPOUSE
     In consideration of the execution of the foregoing Restricted Stock Award Agreement by International Game Technology, I, Carolyn Sue Matthews, the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.
Dated: September 29, 2006

/s/ Carolyn Sue Matthews
Signature of Spouse

Carolyn Sue Matthews
Print Name

EXHIBIT A
STOCK POWER
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between International Game Technology, a Nevada corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of                     , 2006, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate                                 shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by stock certificate number(s)                                          to which this instrument is attached, and hereby irrevocably constitutes and appoints                                          as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.
Dated                     ,

/s/ Thomas J Matthews
Signature

Thomas J Matthews
Print Name
(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)